NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

                                CARESIDE, INC.

                    SERIES B CONVERTIBLE PREFERRED WARRANT
                    --------------------------------------


Warrant No. RC-P-1                            Dated:  September 13, 2000


     Careside, Inc., a Delaware corporation (the "Company"), hereby certifies that, for value received, Roycap, Inc., or its registered assigns (the "Holder"), is entitled, subject to the terms and conditions set forth herein, to purchase from the Company a total of 200 shares of Series B Convertible Preferred Stock, $.01 with a Stated Value of $5,000 per share (the "Series B Preferred"), of the Company (each such share, a "Warrant Share" and all such shares, the "Warrant Shares"). Unless specified otherwise, capitalized terms used herein have the definitions set forth in Exhibit A attached hereto:
                                              ---------

     1.   Registration of Warrant.  The Company shall register this Warrant upon
          -----------------------
records to be maintained by the Company for that purpose (the "Warrant Register") in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, and the Company shall not be affected by notice to the contrary.

     2.   Registration of Transfers and Exchanges.
          ---------------------------------------

          (a) This Warrant may only be transferred pursuant to an effective registration statement under the Securities Act, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act. In connection with any transfer of this Warrant other than pursuant to an effective registration statement or to the Company, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such Warrant under the Securities Act. Holder agrees to the imprinting, so long as is required by this Section 2(a), of a legend substantially similar to that first above written on any New Warrant (as defined below). Any such transferee shall agree in writing to be bound by the terms of this Warrant and shall have the rights of Holder under this Warrant. The Company shall register the transfer of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address for notice set forth in Section
11. Upon any such registration or transfer, a new warrant to purchase Series B Preferred, in substantially the form of this Warrant (any such new warrant, a "New Warrant"), evidencing this Warrant so transferred shall be issued to the transferee. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance of such transferee of all of the rights and obligations of a Holder of this Warrant.

          (b) This Warrant is exchangeable, upon the surrender hereof by the Holder to the Company at its address for notice set forth in Section 11 for a New Warrant, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased hereunder. Any such New Warrant will be dated the date of such exchange.

     3.   Duration, Exercise and Redemption of Warrants.
          ---------------------------------------------

          (a)  Company Call Option.
               -------------------

               (i) Subject to the terms and conditions set forth herein, the Company may at any time during the Exercise Period (as defined in Section 3(b)) deliver written notices to the Holder (each, a "Call Notice" and the Trading Day a Call Notice is delivered or if delivered after market close, the next day, a "Delivery Date"), of the Company's election to call the Warrant for a price of $.01. Notwithstanding anything to the contrary set forth in this Warrant: (1) no Call Notice may be delivered until the expiration of the Call Expiration Time (as defined below) for the immediately preceding Call Notice, and (2) no Call Notice may be delivered unless the conditions set forth in Section 3(a)(iii) have been either satisfied by the Company or waived by the Holder. "Trading Day" means (a) a day on which the shares of Common Stock are traded on the American Stock Exchange or on a Subsequent Market (as defined in Section 3(a)(iii)(G) on which the shares of Common Stock are then listed or quoted, or (b) if the shares of Common Stock are not listed on the American Stock Exchange or a Subsequent Market, a day on which the shares of Common Stock are traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (c) if the shares of Common Stock are not quoted on the OTC Bulletin Board, a day on which the shares of Common Stock are quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the
                                               --------  -------
event that the shares of Common Stock are not listed or quoted as set forth in
(a), (b) and (c) hereof, then Trading Day shall mean a Business Day.

               (ii) The Warrant, if and to the extent subject to a Call Notice, will be canceled and of no further effect from and after 5:30 p.m. (New York City time) on the second Trading Day following the Delivery Date (the "Call Expiration Time"), unless between the Delivery Date and the Call Expiration Time the Holder notifies the Company in writing that it will exercise this Warrant at the Exercise Price per share set forth in Section 3(c). Such exercise shall be in accordance with Section 3(b)(ii).

               (iii) The right of the Company to deliver a Call Notice is subject to the satisfaction by the Company or waiver by the Holder, at or before the applicable Call Expiration Time, of each of the following conditions (and, if after delivery thereof and on the applicable Exercise Date, any of the following conditions shall cease to be met, such Call Notice, at the option of the Holder, shall be null and void ab initio):

                      (A) The Company shall have performed, satisfied and complied in all material respects with all covenants (including timely delivery of Warrant Shares in accordance with Section 3(a)), agreements and conditions of the Transaction Documents (as defined in the Purchase Agreement) to be performed, satisfied or complied with by the Company at or prior to the applicable Delivery Date and Call Expiration Time;

                      (B) The Underlying Shares Registration Statement shall be effective on the Delivery Date, not subject to any stop order or suspension and the Company shall not have received any notice from the Commission that it intends to issue a stop order or suspension;

                      (C) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction and in force on the Delivery Date which prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

                      (D) Since the Closing Date (as defined in the Purchase Agreement), no event or series of events which reasonably would be expected to have or result in a Material Adverse Effect (as defined in the Purchase Agreement) and no Change of Control Transaction shall have occurred;

                      (E) Since the Closing Date, trading in the Common Stock shall not have been suspended by the Securities and Exchange Commission for a period in excess of five
                           (5) consecutive Trading Days or ten (10) Trading Days in the aggregate (which need not be consecutive Trading Days) in any one (1) year period, except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company;

                      (F) On the Delivery Date, the Common Stock shall be trading on the American Stock Exchange, or on the Nasdaq National Market, the Nasdaq Small Cap Market

                           ("NASDAQ") or the New York Stock Exchange or American Stock Exchange (each, a "Subsequent Market");

          (b)  Exercise By Holder.
               ------------------

               (i) At any time during the period (the "Exercise Period") beginning twenty (20) days after the Effective Time and ending sixty (60) days after the Effective Time (the "Expiration Date") and prior to 5:30 p.m. (New York City time) on the Expiration Date, the Holder shall be entitled to purchase all, but not less than all, of the Warrant Shares in accordance with the terms hereof.

               (ii) The Holder may purchase Warrant Shares hereunder by delivering to the Company, at its address for notice set forth in Section 10, a completed Form of Election to Purchase in the form attached hereto, together with the payment of the Exercise Price. An "Exercise Date" means the date of the delivery (which may be made via facsimile and wire transfer, respectively) of the Form of Election to Purchase and applicable Exercise Price.

               (iii) After the Company receives a Form of Election to Purchase and the Exercise Price, the Company shall promptly (but in no event later than three (3) business days thereafter) request that the Company's transfer agent issue and deliver to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends except as required by the Purchase Agreement. If the Company fails to deliver to the Holder the certificate or certificates pursuant to this Section within the time specified in above, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such exercise.

          (c)  Exercise Price.
               ---------------

               The "Exercise Price" applicable to the exercise of this Warrant is One Million Dollars ($1,000,000).

     4.   Payment of Taxes.  The Company will pay all documentary stamp taxes
          ----------------
attributable to the issuance of Warrant Shares upon the exercise of this Warrant; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or this Warrant in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

     5.   Replacement of Warrant.  If this Warrant is mutilated, lost, stolen or
          ----------------------
destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and indemnity, if requested, satisfactory to it. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable charges as the Company may prescribe.

     6.   Reservation of Warrant Shares. The Company covenants that it will at
          -----------------------------
all times reserve and keep available out of the aggregate of its authorized but unissued Series B Convertible Preferred Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holder. The Company covenants that all Warrant Shares that shall be so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

     7.   Payment of Exercise Price. The Holder shall pay the Exercise Price
          -------------------------
upon Exercise of the Warrant by delivery of immediately available funds.

     8.   Fractional Shares. The Company shall not be required to issue or cause
          -----------------
to be issued fractional Warrant Shares on the exercise of this Warrant. The number of full Warrant Shares which shall be issuable upon the exercise of this Warrant shall be computed on the basis of the aggregate number of Warrant Shares purchasable on exercise of this Warrant so presented. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable on the exercise of this Warrant, the Company shall pay an amount in cash equal to the Exercise Price multiplied by such fraction.

     9.   Notices.  Any and all notices or other communications or deliveries
          -------
hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 4:00 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 4:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) if sent other than by the methods set forth in (i)-(iii) of this section, upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 6100 Bristol Parkway, Culver City, CA 90230, Attention: James R. Koch, or to Facsimile No. (310) 338-6789, or (ii) if to the Holder, to the Holder at the address or facsimile number appearing on the Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section.

     10.  Warrant Agent.  The Company shall serve as warrant agent under this
          -------------
Warrant. Upon thirty (30) days' notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this

Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder's last address as shown on the Warrant Register.

     11.  Miscellaneous.
          -------------

          (a) This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

          (b) Subject to Section 11(a), above, nothing in this Warrant shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Warrant. This Warrant shall inure to the sole and exclusive benefit of the Company and the Holder.

          (c) The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. The Company and the Holder hereby irrevocably submit to the exclusive jurisdiction of the state and federal courts sitting in the County of Los Angeles, State of California, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or that such suit, action or proceeding is improper. Each of the Company and the Holder hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under this instrument and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

          (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

          (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.


                                   CARESIDE, INC.


                                   By:___________________________
                                      Name:
                                      Title:

                         FORM OF ELECTION TO PURCHASE

(To be executed by the Holder to exercise the right to purchase shares of Series B Convertible Preferred Stock under the foregoing Warrant)

To Careside, Inc.:

     In accordance with the Warrant enclosed with this Form of Election to Purchase, the undersigned hereby irrevocably elects to purchase 200 shares of Series B Convertible Preferred Stock, $5,000 Stated Value per share, of Careside, Inc. (the "Series B Preferred") and is paying herewith sends $1,000,000 by wire transfer or, certified or official bank check or checks, which sum represents the Exercise Price (as defined in the Warrant) for the number of shares of Series B Preferred to which this Form of Election to Purchase relates, together with any applicable taxes payable by the undersigned pursuant to the Warrant.

     The undersigned requests that certificates for the shares of Series B Preferred issuable upon this exercise be issued in the name of

          PLEASE INSERT SOCIAL SECURITY OR TAX IDENTIFICATION NUMBER

________________________________________________________________________________

________________________________________________________________________________
                        (Please print name and address)

                              FORM OF ASSIGNMENT

          [To be completed and signed only upon transfer of Warrant]

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase 200 shares of Series B Convertible Preferred Stock of Careside, Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Careside Inc. with full power of substitution in the premises.


Dated:

_______________, ____


                             _______________________________________
                             (Signature must conform in all respects to name of holder as specified on the face of the Warrant)


                             _______________________________________
                             Address of Transferee

                             _______________________________________

                             _______________________________________



In the presence of:


__________________________

                                                                       Exhibit A
                                                                       ---------


     (i) "Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday or a day on which banking institutions in the State of New York and the State of California are authorized or required by law or other governmental action to close.

     (ii) "Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company, (ii) a replacement at one time or over time of more than one-half of the members of the Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger or consolidation of the Company with or into another entity that is not wholly-owned by the Company upon the completion of which the stockholders of the Company immediately before such merger or consolidation own or control less than 2/3 of the voting securities of the surviving entity or sale of 50% or more of the assets of the Company in one or a series of related transactions, or (i) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

     (iii)  "Commission" means the Securities and Exchange Commission.

     (iv) "Effective Date" means the date the Underlying Shares Registration Statement is declared effective by the Commission and notice of such effectiveness is delivered to the Holder.

     (v) "Purchase Agreement" means the Securities Purchase Agreement dated as of the date hereof, to which the Company and the original Holder hereof are parties.

     (vi) "Underlying Shares Registration Statement" shall have the meaning set forth in the Purchase Agreement.

                                      A-1